Exhibit 10.18

As approved by the Compensation Committee on January 24, 2005
As approved by the Board of Directors on January 25, 2005

1999 COMERICA INCORPORATED

AMENDED AND RESTATED

COMMON STOCK DEFERRED INCENTIVE AWARD PLAN

Page

1999 COMERICA INCORPORATED
AMENDED AND RESTATED
COMMON STOCK DEFERRED INCENTIVE AWARD PLAN

ARTICLE I PURPOSE AND INTENT	I-1

ARTICLE II DEFINITIONS	II-1
A. Definitions	II-1
(1) “Account Balance Plan”	II-1
(2) “Account(s)”	II-1
(3) “Beneficiary(ies)”	II-1
(4) “Board”	II-1
(5) “Change in Control”	II-1
(6) “Code”	II-1
(7) “Comerica Stock”	II-1
(8) “Comerica Stock Fund”	II-1
(9) “Committee”	II-1
(10) “Corporation”	II-2
(11) “Deferral Period”	II-2
(12) “Disabled” or “Disability”	II-2
(13) “Employer”	II-2
(14) “ERISA”	II-2
(15) “Exchange Act”	II-2
(16) “Incentive Award”	II-2
(17) “Incentive Award Deferral(s)	II-3
(18) “Irrevocable Election Form”	II-3
(19) “Management Incentive Plan”	II-3
(20) “Participant”	II-3
(21) “Performance Period”	II-3
(22) “Plan”	II-3
(23) “Plan Administrator(s)”	II-3
(24) “Retirement”	II-4
(25) “Section 409A Performance Based Compensation”	II-4
(26) “Specified Employee”	II-4
(27) “Trust”	II-4
(28) “Trustee”	II-5
(29) “Unforeseeable Emergency”	II-5

ARTICLE III ELECTION TO PARTICIPATE IN THE PLAN	III-1
A. Completion of Irrevocable Election Form	III-1
B. Contents of Irrevocable Election Form	III-1
C. Effect of Submitting an Irrevocable Election Form	III-1

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(continued)

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D. Special Rules Applicable to Irrevocable Election Forms and Deferral of the Incentive Award	III-2
(1) Deferral Election to be Made Before the Incentive Award is Earned	III-2
(2) Irrevocability of Deferral Election	III-2
E. Deferrals By Committee	III-2
F. Subsequent Elections	III-3

ARTICLE IV DEFERRED INCENTIVE AWARD ACCOUNTS AND INVESTMENT OF DEFERRED INCENTIVE AWARD	IV-1
A. Deferred Incentive Award Accounts	IV-1
B. Earnings on Incentive Award Deferrals	IV-1
C. Contribution of Incentive Award Deferrals to Trust	IV-2
D. Insulation from Liability	IV-2
E. Ownership of Incentive Award Deferrals	IV-2
F. [Intentionally left blank]	IV-3
G. Adjustment of Accounts Upon Changes In Capitalization	IV-3

ARTICLE V DISTRIBUTION OF INCENTIVE AWARD DEFERRALS	V-1
A. In General	V-1
(1) Employment Through Deferral Period	V-1
(2) Termination Prior to End of Deferral Period	V-1
(3) Death of Participant Prior to End of Installment Distribution Period	V-2
(4) Hardship Distributions/Cancellation of Deferral Election	V-2
(5) Stock Distributions	V-4
(6) Change in Control	V-4
B. Designation of Beneficiary	V-4
(1) Beneficiary Designation Must be Filed Prior to Participant’s Death	V-5
(2) Absence of Beneficiary	V-5

ARTICLE VI AMENDMENT OR TERMINATION	VI-1
A. Amendment and Termination of Plan	VI-1

ARTICLE VII AUDITING OF ACCOUNTS AND STATEMENTS TO PARTICIPANTS	VII-1
A. Auditing of Accounts	VII-1
B. Statements to Participants	VII-1
C. Fees and Expenses of Administration	VII-1

ARTICLE VIII MISCELLANEOUS PROVISIONS	VIII-1
A. Nonforfeitability of Participant Accounts	VIII-1
B. Prohibition Against Assignment	VIII-1
C. No Employment Contract	VIII-1

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(continued)

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D. Successors Bound	VIII-1
E. Prohibition Against Loans	VIII-1
F. Administration By Committee	VIII-2
G. Governing Law and Rules of Construction	VIII-2
H. Power to Interpret	VIII-2
I. Compliance & Severability	VIII-3
J. Claims Procedures	VIII-3
K. Effective Date	VIII-3

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ARTICLE I

PURPOSE AND INTENT

     The Plan enables Participants to defer receipt of all or a portion of their Incentive Award to provide additional income for them subsequent to retirement, disability or termination of employment. It is the intention of the Corporation that the Plan cover only employees who are management or highly-compensated employees within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

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ARTICLE II

DEFINITIONS

     A. Definitions. The following words and phrases, wherever capitalized, shall have the following meanings respectively:

     (1) “Account Balance Plan” means any deferred compensation plan under which Participants may elect to defer compensation into a deferred compensation account for the benefit of that Participant.

     (2) “Account(s)” means the account established for each Participant under Article IV(A) hereof.

     (3) “Beneficiary(ies)” means the person(s), natural or corporate, in whatever capacity, designated by a Participant pursuant to this Plan, or the person otherwise deemed to constitute the Participant’s beneficiary under Article V(B)(2) hereof.

     (4) “Board” means the Board of Directors of the Corporation.

     (5) “Code” means the Internal Revenue Code of 1986, as amended.

     (6) “Change in Control” means a change in control as defined in Code Section 409A and any interpretive authorities promulgated thereunder.

     (7) “Comerica Stock” means shares of common stock of the Corporation, $5.00 par value.

     (8) “Comerica Stock Fund” means the investment established under the Plan pursuant to which a Participant may request investment of sums deferred under the Plan in units whose value is tied to the market value of shares of Comerica Stock.

     (9) “Committee” means the Compensation Committee of the Board, or such other committee appointed by the Board to administer the Plan.

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     (10) “Corporation” means Comerica Incorporated, a Delaware corporation, and any successor entity.

     (11) “Deferral Period” means the period during which a Participant elects to defer receipt of the Incentive Award under the Plan, which period shall end coincident with the Participant’s Retirement.

     (12) “Disabled” or “Disability” means a Participant who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer.

     (13) “Employer” means Comerica Incorporated, a Delaware corporation, and its subsidiary corporations, and any successor entity which may succeed the Employer and its subsidiary corporations.

     (14) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     (15) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (16) “Incentive Award” means a business unit incentive or an incentive award granted to Participants pursuant to the Management Incentive Plan which qualifies as Section 409A Performance Based Compensation and which is related to the Corporation’s performance, including, but not limited to, three year performance. Notwithstanding the preceding sentence, only business unit incentives that are (i) paid to Participants holding a position of corporate First Vice President or above, (ii) paid no more often than annually and (iii) paid at or about the same time as incentive awards under the Management Incentive Plan, will be deemed to constitute Incentive Awards.

     (17) “Incentive Award Deferral(s)” means the amount of an Incentive Award a Participant has elected to defer pursuant to a timely filed Irrevocable Election Form and, where the context requires, shall also include earnings on such amounts.

     (18) “Irrevocable Election Form” means the Irrevocable Election Form used to make deferral elections under this Plan, as adopted by the Corporation, as it may be revised from time to time.

     (19) “Management Incentive Plan” means the Amended and Restated Comerica Incorporated Management Incentive Plan, as amended from time to time.

     (20) “Participant” means an employee whose Irrevocable Election Form has been timely received by the Corporation pursuant to Article III(A) hereof, and who either has a deferral election currently in effect or an Account balance under the Plan.

     (21) “Performance Period” means, with respect to Incentive Awards, the period, not to be less than 12 months, specified by the Committee during which Participants can earn such Incentive Awards.

     (22) “Plan” means the unfunded, nonqualified elective 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan, the provisions of which are set forth herein, as they may be amended from time to time.

     (23) “Plan Administrator(s)” means the individual(s) appointed by the Committee to handle the day-to-day administration of the Plan.

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     (24) “Retirement” means the later of the first date that a Participant is entitled to receive an immediate benefit under the Comerica Incorporated Retirement Plan, or such Participant’s separation from service as defined in Code Section 409A and any interpretive authorities promulgated thereunder.

     (25) “Section 409A Performance Based Compensation” means any Incentive Award which qualifies as “performance based compensation” within the meaning of Code Section 409A, Notice 2005-1, and any other interpretive authorities promulgated thereunder. Notwithstanding any other provision herein, no Incentive Award will be deemed to constitute performance based compensation if the performance conditions that serve as the basis for the Incentive Award are substantially certain to be satisfied at the time a Participant makes an election to defer the Incentive Award under Article III hereof.

     (26) “Specified Employee” means a key employee of the Corporation as defined in Code Section 416(i) without regard to paragraph (5) thereof, and as contemplated in Code Section 409A and any interpretive authorities promulgated thereunder.

     (27) “Trust” means a rabbi trust, as may be established by the Corporation in connection with this Plan. Such rabbi trust will be irrevocable, and will contain certain key provisions, which the Internal Revenue Service would require in order to conclude that contributions made thereto by an employer, to provide for the payment of non-qualified deferred compensation benefits to employees, will not be taxed (other than with respect to employment taxes imposed under Code Section 3121(v)(2)) to employees at the time contributions are made, but instead, at the time the benefits are received or otherwise made available to the employee.

     (28) “Trustee” means the entity selected by the Corporation as trustee of the Trust.

     (29) “Unforeseeable Emergency” means severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. This definition shall be construed in a manner that is consistent with Code Section 409A and any interpretive authorities promulgated thereunder.

ARTICLE III

ELECTION TO PARTICIPATE IN THE PLAN

     A. Completion of Irrevocable Election Form. An individual who wishes to become a Participant in the Plan must submit a signed Irrevocable Election Form, indicating the amount of the Incentive Award the Participant wishes to defer, no later than six months prior to the end of the applicable Performance Period during which the Incentive Award may be earned, or earlier if the Plan Administrator so determines. The participant will be deemed to have made an election under this Plan on the date that the Corporation receives the Irrevocable Election Form. A Participant must timely file an Irrevocable Election Form with respect to each Performance Period’s Incentive Award that he or she wishes to defer.

     B. Contents of Irrevocable Election Form. Each Irrevocable Election Form shall: (i) designate the amount of the Incentive Award to be deferred in whole percentages or in whole dollars; (ii) request that the Employer defer payment of the Incentive Award to the Participant until the year the Participant reaches Retirement; (iii) state how the Participant wishes to receive payment of the Incentive Award Deferrals at Retirement; and (iv) contain other provisions the Committee deems appropriate.

     C. Effect of Submitting an Irrevocable Election Form. Upon Participant’s submission of his or her Irrevocable Election Form, the Participant shall be (i) bound by the provisions of the Plan and by the provisions of any agreement governing the Trust; (ii) bound by the provisions of the Irrevocable Election Form; and (iii) deemed to have assumed the risks of deferral, including, without limitation, the risk of poor investment performance and the risk that the Corporation may become insolvent.

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     D. Special Rules Applicable to Irrevocable Election Forms and Deferral of Incentive Awards.

     (1) Deferral Election to be Made Before the Incentive Award is Earned. Incentive Awards may only be deferred to the extent that they have not yet been earned by a Participant. An election to defer an Incentive Award must be received by the Corporation no later than six months before the end of the applicable Performance Period during which the Incentive Award may be earned. Notwithstanding the preceding sentence, an Irrevocable Election Form received by the Corporation within thirty (30) days of the date an individual first becomes eligible to participate in the Plan may defer an Incentive Award for such calendar year, to the extent it has not yet been earned. Notwithstanding anything in this Article III to the contrary, the Committee, in its sole discretion, may impose limitations on the percentage or dollar amount of any Participant election to defer the Incentive Award, and may impose rules prohibiting the deferral of less than 100% of any award under any other incentive plan of the Employer that permits deferral of awards thereunder.

     (2) Irrevocability of Deferral Election. Except as provided in Articles III(F) and V(A)(4) below, the provisions of the Irrevocable Election Form relating to a Participant’s election to defer the Incentive Award and the Participant’s selection of the time and manner of payment of the Incentive Award Deferrals shall be irrevocable.

     E. Deferrals By Committee. At its discretion, the Committee may defer any portion of the Incentive Award payable to a Participant pursuant to a notice to the Participant, provided such notification is given no later than six months before the end of the applicable Performance Period during which the Incentive Award may be earned. Notwithstanding the preceding sentence, such a deferral election by the Committee will be

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permitted only if the Committee’s election does not cause any portion of the Plan to violate Code § 409A or any of the interpretive authorities promulgated thereunder. The notice must (1) include the amount of Incentive Award to be deferred in whole percentages or whole dollars, (2) designate that such deferral will not become payable until the Participant Retires, and (3) state whether the Participant shall receive such distribution in a lump sum or installments of Comerica Stock. Any Incentive Award deferred under the Plan by the Committee shall be deemed invested in the Comerica Stock Fund. Upon the death of the Participant on behalf of whom the Incentive Award is deferred, unless the Participant has delivered a beneficiary designation form to the Corporation with respect to the sums deferred by the Committee, the balance will be distributed to the Beneficiary(ies) listed on the most recent beneficiary designation form delivered to the Corporation with respect to any other Incentive Award deferred by the Participant under the Plan. If the Participant has not submitted a beneficiary designation form with respect to such other deferrals, the Incentive Award deferred by the Committee and any earnings thereon shall be payable in the form of Comerica Stock to the Participant’s estate upon his or her death.

     F. Subsequent Elections. If a Participant wishes to extend a deferral period to a later date, or make a change in the method of payment with respect to Incentive Awards deferred after December 31, 2004, he or she may do so provided that such a subsequent deferral election (1) may not be made less than 12 months prior to the date of such Participant’s first scheduled payment; and (2) will extend the deferral period for a minimum of 5 years from the date that each such payment would have otherwise have been made to such Participant (except in the case of death, Disability or an Unforeseeable Emergency). Furthermore, a Participant may extend a deferral period to a later date, or make a change

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in the method of payment with respect to Incentive Awards deferred prior December 31, 2004, only to the extent allowed by Code Section 409A and any interpretive authorities promulgated thereunder.

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ARTICLE IV

DEFERRED INCENTIVE AWARD ACCOUNTS

AND INVESTMENT OF DEFERRED INCENTIVE AWARD

     A. Deferred Incentive Award Accounts. The Plan Administrator shall establish a book reserve account in the name of each Participant. As soon as is administratively feasible following the date the Incentive Award subject to a Participant’s deferral election would otherwise be paid to the Participant, the Plan Administrator shall credit the Incentive Award being deferred to the Participant’s Account. From time to time, at intervals to be determined by the Committee, each Participant’s Account shall be credited with earnings or charged with losses resulting from the deemed investment of the Incentive Award Deferrals credited to the Account as though the Incentive Award Deferrals had been hypothetically invested in Comerica Stock, and shall be charged with any distributions, any federal and state income tax withholdings, any social security tax as may be required by law and by any further amounts, including administrative fees and expenses, the Employer is either required to withhold or determines are appropriate charges to such Participant’s Account.

     B. Earnings on Incentive Award Deferrals. At the time a Participant submits an Irrevocable Election Form, and from time to time thereafter at intervals to be determined by the Committee, the balance of each Participant’s Account, and any earnings and dividends thereon shall be deemed invested in Comerica Stock.

     The Corporation shall be under no obligation to acquire any Comerica Stock to fund this Plan, and any investment actually made by the Corporation with Incentive Award Deferrals will be acquired solely in the name of the Corporation, and will remain the sole property of the Corporation, except to the extent held in a Trust.

     C. Contribution of Incentive Award Deferrals to Trust. In the sole discretion of the Corporation, all or any portion of the Incentive Award Deferrals credited to any Participant’s Account may be contributed to a Trust established by the Corporation in connection with the Plan. No Participant or Beneficiary shall have the right to direct or require that the Corporation contribute the Participant’s Incentive Award Deferrals to the Trust. Any Incentive Award Deferrals so contributed shall be held, invested and administered to provide benefits under the Plan except as otherwise required in the agreement governing the Trust.

     D. Insulation from Liability. No member of the Committee, officer, employee, or director of any Employer shall be liable to any person for any action taken or omitted in connection with the administration of this Plan or Trust unless attributable to such individual’s own fraud or willful misconduct.

     E. Ownership of Incentive Award Deferrals. Title to and beneficial ownership of any assets, of whatever nature, which may be allocated by the Corporation to any Account in the name of any Participant shall at all times remain with the Corporation, and no Participant or Beneficiary shall have any property interest whatsoever in any specific assets of the Corporation by reason of the establishment of the Plan nor shall the rights of any Participant or Beneficiary to payments under the Plan be increased by reason of the Corporation’s contribution of Incentive Award Deferrals to the Trust. The rights of each Participant and Beneficiary hereunder shall be limited to enforcing the unfunded, unsecured promise of the Participant’s Employer to pay benefits under the Plan, and the status of any Participant or Beneficiary shall be that of an unsecured general creditor of the

Corporation. Participants and Beneficiaries shall not be deemed to be parties to any trust agreement the Corporation enters into with the Trustee.

     F. [Intentionally left blank]

     G. Adjustment of Accounts Upon Changes In Capitalization. In the event the number of outstanding shares of Comerica Stock changes as a result of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, spin-off, liquidation or other similar change in capitalization, or any distribution made to common stockholders other than cash dividends, the number or kind of shares of Comerica Stock in which such Accounts are deemed to be invested shall be automatically adjusted, and the Committee shall be authorized to make such other equitable adjustment of any Account, so that the value of the Account shall not be decreased by reason of the occurrence of such event. Any such adjustment shall be conclusive and binding.

ARTICLE V

DISTRIBUTION OF INCENTIVE AWARD DEFERRALS

     A. In General. The benefits payable hereunder as Deferred Incentive Award shall be paid to the Participant or to the Participant’s Beneficiary as follows:

     (1) Employment Through Deferral Period. If the Participant’s employment with an Employer continues until the last day of the Deferral Period, the Corporation shall, as soon as administratively feasible following the end of the Deferral Period, distribute, or commence to distribute, the balance of the Account in the name of the Participant in Comerica Stock, in any manner described below which is selected by the Participant in the Participant’s Irrevocable Election Form: (i) a single sum; (ii) five (5) annual installments; (iii) ten (10) annual installments; or (iv) fifteen (15) annual installments. Notwithstanding the preceding sentence, in the case of a Specified Employee, distributions may not be made until at least six months after the date of such Specified Employee’s Retirement (or, if earlier, the date of death of the Specified Employee) to the extent that it complies with Code Section 409A and any interpretive authorities promulgated thereunder.

     (2) Termination Prior to End of Deferral Period. If the Participant’s employment with the Employer terminates prior to the last day of the Deferral Period (unless such termination is due to the Participant’s Disability), then notwithstanding the manner of distribution selected by the Participant, the Corporation shall distribute (or direct the Trustee to distribute) Comerica Stock to the Participant or to the Participant’s Beneficiary in a single distribution as soon as is administratively feasible following the Participant’s termination date. Notwithstanding the preceding sentence, in the case of a Specified Employee, distributions may not be made until at least six months after the date of such

Specified Employee’s termination (or, if earlier, the date of death of such Specified Employee). Notwithstanding the acceleration of payment as described in this subparagraph V(A)(2), such acceleration will only be permitted to the extent that it complies with Code Section 409A and any interpretive authorities promulgated thereunder.

     If the Participant’s employment terminates prior to the last day of the Deferral Period because the Participant has become Disabled, certificates evidencing the Comerica Stock Fund investment, shall be distributed, or commence to be distributed, as soon as administratively feasible following his or her termination date, in such manner specified in the Participant’s Irrevocable Election Form.

     (3) Death of Participant Prior to End of Installment Distribution Period. If the Participant dies before a distribution of all the Comerica Stock is made, then the remaining Comerica Stock certificates in such Participant’s Account shall be distributed to the Participant’s Beneficiary, in a lump sum, as soon as is administratively feasible following the date of the Participant’s death. Notwithstanding the acceleration of payment as described in this subparagraph V(A)(3), such acceleration will only be permitted to the extent that it complies with Code Section 409A and any interpretive authorities promulgated thereunder.

     (4) Hardship Distributions/Cancellation of Deferral Election. In the event of an Unforeseeable Emergency involving a Participant, the Committee may, in its sole discretion:

          (a) make a single distribution of Comerica Stock, to the Participant from the Participant’s Account not to exceed the amount sufficient to cover the emergency, plus amounts necessary to pay the taxes anticipated as a result of the distribution. The amount distributed must take into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship); and/or

          (b) permit the Participant to cancel a future deferral election and to instead receive, at the otherwise scheduled payment date, such portion of the amount that is subject to the deferral election, but only in an amount as shall be necessary in the judgment of the Committee to alleviate the financial hardship occasioned by the Unforeseeable Emergency. Notwithstanding the cancellation of future deferral elections as described in this subparagraph V(A)(4)(b), such cancellation will only be permitted to the extent that it complies with Code Section 409A and any interpretive authorities promulgated thereunder.

     Any Participant desiring a distribution or seeking to cancel a deferral election on account of an Unforeseeable Emergency, shall submit to the Committee a written request which sets forth in reasonable detail the Unforeseeable Emergency which would cause the Participant severe financial hardship, and the estimated amount of Account distribution, which the Participant believes to be necessary to alleviate the financial hardship. In determining whether to grant either such request, the Committee shall apply the standards of Code Section 409A and any interpretive authorities promulgated thereunder. Any Participant who receives a hardship distribution or who is permitted to cancel a deferral election shall not again be eligible to submit a deferral election until the next enrollment period after the calendar year in which a hardship distribution or a cancellation is permitted, assuming the foregoing provision complies with Code Section 409A and any interpretive authorities promulgated thereunder.

     If a Participant receives a hardship distribution under this Article V(A)(4) and/or under the Comerica Incorporated Preferred Savings Plan, the Participant’s deferral election hereunder shall be automatically canceled to the extent it would defer the Participant’s receipt of any Incentive Award earned during the twelve-month period following the date of the Participant’s receipt of such hardship distribution. Any Participant whose deferral election is automatically canceled in accordance with the provisions hereof shall not again be eligible to submit a deferral election until the next enrollment period after the calendar year in which the Participant receives a hardship distribution. Notwithstanding a Participant’s receipt of a hardship distribution or the cancellation of future deferral elections as described in this subparagraph V(A)(4)(b), such receipt or cancellation will only be permitted to the extent that it complies with Code Section 409A and any interpretive authorities promulgated thereunder.

     (5) Stock Distributions. If, at the time an installment distribution of a Participant’s Account is scheduled to commence, the fair market value of such Account does not exceed $5,000 then, notwithstanding an election by the Participant to receive distribution of such Account in installments, the balance of Comerica Stock shall be distributed to the Participant in a lump sum distribution on or about the date the first installment is scheduled to be made. For amounts deferred after December 31, 2004, the acceleration of payment as described in this subparagraph V(A)(5), such acceleration will only be permitted to the extent that it complies with Code Section 409A and any interpretive authorities promulgated thereunder.

     (6) Change in Control. Upon the occurrence of a Change in Control, the remaining Comerica Stock certificates in a Specified Employee’s Account, shall be distributed to the Specified Employee, in a lump sum, as soon as is administratively feasible following the date of such Specified Employee’s termination after a Change in Control; however, a distribution upon a Change in Control will not occur if the Specified Employee remains employed with the surviving entity 60 days after the date of the Change in Control. Notwithstanding the acceleration of payment as described in this subparagraph V(A)(6), such acceleration will only be permitted to the extent that it complies with Code Section 409A and any interpretive authorities promulgated thereunder. Notwithstanding anything to the contrary in this subparagraph V(A)(6), the acceleration following a Change in Control provided for herein only applies to Incentive Awards deferred after December 31, 2004.

     B. Designation of Beneficiary. A Participant shall deliver to the Corporation a written designation of Beneficiary(ies) under the Plan, which designation may be amended or revoked from time to time, without notice to, or consent of, any previously designated Beneficiary.

     (1) Beneficiary Designation Must be Filed Prior to Participant’s Death. No designation of Beneficiary, and no amendment or revocation thereof, shall become effective if delivered to the Corporation after such Participant’s death, unless the Committee shall determine such designation, amendment or revocation to be valid.

     (2) Absence of Beneficiary. In the absence of an effective designation of Beneficiary, or if no Beneficiary designated shall survive the Participant, then the balance of the Account in the name of the Participant shall be paid to the Participant’s estate.

ARTICLE VI
AMENDMENT OR TERMINATION

     A. Amendment and Termination of Plan. This Plan may be amended or terminated at any time in the sole discretion of the Committee by a written instrument executed by the Committee to the extent that such termination or amendment complies with applicable laws including Code Section 409A and any interpretive authorities promulgated thereunder. No such amendment shall affect the time of distribution of any of the Incentive Awards earned prior to the time of such amendment or termination except as the Committee may determine to be necessary to carry out the purpose of the Plan.

     Written notice of any such amendment or termination shall be given to each Participant. Upon termination of the Plan, the Corporation shall distribute to each Participant or Beneficiary, or direct that the Trustee so distribute, the amounts which would have been distributed to such Participant or Beneficiary under the Plan had the Participant’s employment with an Employer terminated at the time of termination of the Plan. In addition, no such amendment shall make the Trust revocable.

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ARTICLE VII

AUDITING OF ACCOUNTS AND STATEMENTS TO PARTICIPANTS

     A. Auditing of Accounts. The Plan shall be audited from time to time as directed by the Committee by auditors selected by the Committee.

     B. Statements to Participants. Statements will be provided to Participants under the Plan on at least an annual basis.

     C. Fees and Expenses of Administration. Fees of the Trustee and expenses of administration of the Plan shall be deducted from Accounts.

     D. Noncompliance. Incentive Awards deferred for a Participant under any Account Balance Plan for the taxable year and all preceding years in which any such Account Balance Plan, with respect to that Participant, fails to meet the requirements, or fails to be operated in accordance with applicable laws, are includible in gross income for the taxable year they were earned to the extent they are not subject to a “substantial risk of forfeiture” and pursuant with Code Section 409A and any interpretive authorities promulgated thereunder. The income tax will be calculated from the time a Participant first became eligible in a defective plan, or from the time the plan failed to comply, adding a late fee using the appropriate late income tax payment interest factor, plus 1%. A 20% excise tax will also be assessed. The Corporation intends to operate the Plan in accordance with all applicable laws, but in the event that any Account Balance Plan fails to meet the requirements or fails to be operated in accordance with applicable laws, the Corporation will not be responsible for any assessment of income tax, late fee, and/or excise tax. Such amounts will be the responsibility of each affected Participant and shall be deducted from Accounts.

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ARTICLE VIII

MISCELLANEOUS PROVISIONS

     A. Vesting. Each Participant shall be fully vested in his or her Account.

     B. Prohibition Against Assignment. Benefits payable to Participants and their Beneficiaries under the Plan may not be anticipated, assigned (either at law or in equity), alienated, sold, transferred, pledged or encumbered in any manner, nor may they be subjected to attachment, garnishment, levy, execution or other legal or equitable process for the debts, contracts, liabilities, engagements or acts of any Participant or Beneficiary. It will not, however, be deemed a violation of this Article VIII(B) to follow a Domestic Relations Order pursuant to procedures established by the Committee.

     C. No Employment Contract. Nothing in the Plan is intended to be construed, or shall be construed, as constituting an employment contract between the Employer and any Participant nor shall any Plan provision affect the Employer’s right to discharge any Participant for any reason or for no reason.

     D. Successors Bound. The contractual agreement between the Corporation and each Participant resulting from the execution of an Irrevocable Election Form shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and to the Participant and to the Participant’s heirs, executors, administrators and other legal representatives.

     E. Prohibition Against Loans. The Participant may not borrow any Incentive Award Deferrals from the Corporation nor utilize his or her Account as security for any loan from the Employer.

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     F. Administration By Committee. Responsibility for administration of the Plan shall be vested in the Committee. To the extent permitted by law, the Committee may delegate any authority it possesses to the Plan Administrator(s). This includes the power and authority to comply with the withholding and reporting requirements of Code Section 409A and interpretive authorities promulgated thereunder. To the extent the Committee has delegated authority concerning a matter to the Plan Administrator(s), any reference in the Plan to the “Committee” insofar as it pertains to such matter, shall refer likewise to the Plan Administrator(s).

     G. Governing Law and Rules of Construction. This Plan shall be governed in all respects, whether as to construction, validity or otherwise, by applicable federal law and, to the extent that federal law is inapplicable, by the laws of the State of Michigan and also in accordance with Code Section 409A and any interpretive authorities promulgated thereunder. It is the intention of the Corporation that the Plan established hereunder be “unfunded” for income tax purposes and for purposes of Title I of ERISA, and the provisions hereof shall be construed in a manner to carry out that intention.

     H. Power to Interpret. This Plan shall be interpreted and effectuated to comply with the applicable requirements of ERISA, the Code and other applicable tax law principles; and all such applicable requirements are hereby incorporated herein by reference. Subject to the above, the Committee shall have power to construe and interpret this Plan, including but not limited to all provisions of this Plan relating to eligibility for benefits and the amount, manner and time of payment of benefits, any such construction and interpretation by the Committee and any action taken thereon in good faith by the Plan Administrator(s) to be final and conclusive upon any affected party. The Committee shall

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also have power to correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as the Committee shall deem proper to carry out and put into effect this Plan; and any construction made or other action taken by the Committee pursuant to this Article VIII(H) shall be binding upon such other party and may be relied upon by such other party.

     I. Compliance & Severability. It is the Corporation’s intent to comply with all applicable tax and other laws, including Code Section 409A and any interpretive authorities promulgated thereunder, so that all rights under the Plan will be limited as necessary in the judgment of the Committee to conform therewith. Therefore, consistent with the effectuation of the purposes hereof, each provision of this Plan shall be treated as severable, to the end that, if any one or more provisions shall be adjudged or declared illegal, invalid or unenforceable, this Plan shall be interpreted, and shall remain in full force and effect, as though such provision or provisions had never been contained herein.

     J. Claims Procedures. Any claim for benefits under the Plan, must be made pursuant to ERISA claims procedures, a copy of which is available upon request.

     K. Effective Date. The effective date of this amendment and restatement shall be January 1, 2005 except as otherwise expressly stated herein.

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